UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/15/2007

EXACTECH, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-28240

FL	59-2603930
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2320 NW 66th Court, Gainesville, FL 32653
(Address of principal executive offices, including zip code)

352-377-1140
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 15, 2007, Exactech, Inc. (the "Company"), concluded that the Company would restate its previously filed Consolidated Balance Sheet as of December 31, 2005, and related disclosure in the notes to the consolidated financial statements, as it relates to the classification of inventory. Subsequent to the issuance of the Company's 2005 financial statements, the Company determined that $19,020,000 of inventory previously included in current assets as of December 31, 2005 should have been classified as non-current assets based on expected inventory turns. Additionally, the deferred tax asset of $616,000 related to the non-current inventory should have been classified as long-term. As a result, the consolidated balance sheet as of December 31, 2005 has been restated to reduce current inventory, current deferred tax assets, current assets, and long-term deferred tax liabilities by $19,020,000, $616,000, $19,636,000 and $616,000 respectively from amounts previously reported to properly present non-current inventory of $19,020,000. The Company has determined that this restatement did not affect our previously reported results of operations, cash flows or shareholders' equity.

The decision to restate was authorized by the Audit Committee of the Board of Directors of Exactech, upon the recommendation of management. As a result, the Company and its Audit Committee concluded that the Company's previously issued consolidated balance sheet as of December 31, 2005 and the related report of its independent registered public accounting firm, thereon should no longer be relied upon. The Company has discussed the matters disclosed in this filing with Deloitte & Touche LLP, the Company's independent registered public accounting firm.

In connection with the assessment of the Company's internal control over financial reporting we identified the following material weakness in our internal control over financial reporting - we did not have adequately designed procedures to allocate current and non-current inventory balances as required by Accounting Research Bulletin No. 43 (ARB 43). Due to the circumstances described above, management has concluded that a material weakness existed in the Company's design of the existing controls as of December 31, 2006 as defined under standards established by the Public Company Accounting Oversight Board. The Company has taken steps to remediate this material weakness. Management has not identified any other material weaknesses in its internal control over financial reporting. Solely as a result of this material weakness, we concluded that our disclosure controls and procedures were not effective as of December 31, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date: March 16, 2007	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer